SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of The

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a party other than the Registrant     ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 240.14a-12

Wells Fargo Funds Trust

(Name of Registrant as Specified in its Charter)

Not Applicable.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement Number:

(3)	Filing party:

(4)	Date filed:

November 5, 2004

To:    Funds Management Group, Boston Financial Data Services, Wells Fargo Funds Distribution Partners

Frequently Asked Questions

Proxy Proposing Reorganization of Certain Wells Fargo Funds and

Approval of New Sub-advisers for Wells Fargo International Equity Fund

The proxy statement for Wells Fargo Funds, which proposes a reorganization of certain Fund(s) and asks for approval of three new sub-advisory agreements for the Wells Fargo International Equity Fund, will start to be mailed to the affected Wells Fargo Funds shareholders next week. The following internal Q&A provides information regarding the proxy statements:

Q:	On what am I being asked to vote at the upcoming special meeting of shareholders on January 14, 2005?

A:	You are being asked to vote on the following proposals, depending on which Fund(s) you currently own:

•	Proposal 1: To approve the reorganization of each Target Fund listed in the table below into a corresponding Acquiring Fund.

Target Fund	Acquiring Fund	Portfolio Manager of Acquiring Fund
Wells Fargo Growth Fund	Wells Fargo Large Company Growth Fund	John Dale, Gary Nussbaum, Peregrine Capital Management

Wells Fargo Income Fund	Wells Fargo Montgomery Total Return Bond FundSM	William Stevens, Marie Chandoha, Thomas O’Connor Wells Capital Management

Wells Fargo Index Allocation Fund	Wells Fargo Asset Allocation Fund	Galen Blomster, Jeffrey Mellas Wells Capital Management

Wells Fargo Limited Term Government Income Fund	Wells Fargo Montgomery Short Duration Government Bond FundSM	William Stevens, Marie Chandoha, Thomas O’Connor Wells Capital Management

•	Proposal 2: To approve three separate sub-advisory agreements for the Wells Fargo International Equity Fund with Artisan Partners, L.P., LSV Asset Management and New Star Institutional Managers Limited.

Q:	Has the Board of Trustees of Wells Fargo Funds approved these proposals?

A:	Yes, the Board of Trustees has unanimously agreed that these proposals are in the shareholders’ best interests and recommends that you vote in favor of them.

Q:	Why has the Board of Trustees recommended that I vote in favor of the reorganization (Proposal 1)?

A:	Among the factors the Board considered in reaching its conclusion that each reorganization will benefit shareholders, the Board considered the following:

•	The combined Funds potentially will have greater investment opportunities and market presence.

•	The reorganization will eliminate duplicative expenses and may reduce associated operational costs.

•	The combined Funds are expected to have enhanced viability due to a larger asset base. A larger asset base also can lead to lower expense ratios.

•	The Acquiring Funds have better comparative performance or yield than the Target Funds over most measurement periods and, in the view of Wells Fargo Funds Management, LLC, potential for better performance opportunities going forward.

•	The reorganization will be tax-free for federal income tax purposes.

Q:	Why has the Board of Trustees recommended that I vote in favor of the New Sub-advisers for the International Equity Fund (Proposal 2)?

A:	The Board believes that managing the Fund’s assets with multiple managers, each with a distinct yet complementary investment style, may result in better performance and more stable returns for the Fund over time. The Board considered the historical investment results of the Fund with those of other funds and accounts managed by the New Sub-advisers using their respective investment style or strategies. The Board also considered that the New Sub-advisers’ investment styles and strategies compared favorably in terms of lower risk exposure, reduced transaction costs and improved tax efficiency.

Q:	What is the timetable for the proposals?

Time Frame	Event
September 15, 2004	Artisan Partners, LSV Asset Management and New Star Institutional Managers became interim sub-advisers for the Wells Fargo International Equity Fund

November 2004	Proxy voting* materials mailed to shareholders of record as of October 28, 2004.

January 2005	Shareholder meeting scheduled on January 14, 2005—proxy votes must be received prior to the meeting. Meeting will be held at 525 Market Street, 12th Floor, San Francisco, California

April 2005	Fund reorganizations expected to take place.

*	A proxy vote allows record date fund shareholders to cast a vote without attending the shareholder meeting on January 14, 2005.

Q:	Who is entitled to vote?

A:	Any person who owned shares of the Wells Fargo Growth Fund, Wells Fargo Income Fund, Wells Fargo Index Allocation Fund, Wells Fargo Limited Term Government Income Fund and/or the Wells Fargo International Equity Fund on the “record date,” which is October 28, 2004, and who has the authority to vote their shares will receive proxy materials and are encouraged to vote their proxy. You may cast one vote for each whole share and a fractional vote for each fractional share of the Fund(s) you owned on the record date.

Q:	Will I receive a confirmation when I have completed voting my proxy?

A:	You will not receive a confirmation if you send in your proxy vote by mail. However, you will receive a confirmation if you vote by telephone with the proxy solicitor. If you vote online, you will be able to print a confirmation of your proxy vote.

Q:	What if shareholders of a certain Wells Fargo Fund do not approve the proposed reorganization?

A:	If this occurred, the Wells Fargo Fund would not participate in the reorganization and the Board of Trustees would determine an appropriate course of action.

Q:	What if shareholders of the Wells Fargo International Equity Fund do not approve the New Sub-advisers?

A:	If this occurred, the Board of Trustees would determine an appropriate course of action, including the potential selection of a new sub-adviser.

The Proxy Solicitation

Q:	How do I handle a shareholder who calls us wanting to vote over the phone?

A:	Shareholders who call wanting to vote over the phone should be transferred to D.F. King, our Proxy solicitation firm, at 1-800-714-3305. D.F. King may transfer shareholders to Wells Fargo Funds Investor Services if they receive questions they are unable to answer.

Q:	If shareholders approve the reorganizations proposed in the proxy, on what date will the Funds reorganize?

A:	The fund reorganizations are expected to occur in April 2005.

Q:	If shareholders approve the New Sub-advisers proposed in the proxy, on what date will the change take place?

A:	The New Sub-advisers began to advise the Wells Fargo International Equity Fund under an interim agreement on September 15, 2004, which has a 150-day term. If shareholders approve the New Sub-advisers, they will begin managing the Fund under a definitive agreement. The definitive agreement has initial two-year terms that are renewable by the Board of the Trustees.

Q:	Will anyone be calling shareholders regarding the proxy?

A:	An independent proxy solicitor, D.F. King, may contact shareholders regarding this proxy. Please make sure to confirm to the shareholder that Wells Fargo Funds Management, LLC is aware these calls are taking place if a shareholder calls questioning the validity of a solicitation call.

Q:	Who is paying for the costs of this proxy solicitation?

A:	Wells Fargo Funds Management, LLC will pay for all expenses incurred for this proxy solicitation. The expenses will not be charged to the Funds or their shareholders.

The Reorganization Process

Q:	What will I receive in exchange for my current shares?

A:	If shareholders approve the proposed reorganization, an account will be created for you that will be credited with shares of the Acquiring Fund with an aggregate value equal to the value of your Target Fund shares.

Q:	Will this proposed reorganization result in any federal tax liability to me?

A:	No, each proposed reorganization will be tax-free for federal income tax purposes.

Q:	We say the proposed reorganizations are intended to be tax-free for federal income taxes, what about state taxes?

A:	You should consult your tax advisor about any potential state tax implications.

Q:	Can I exchange or redeem my shares before the proposed reorganization takes place?

A:	Yes. You may exchange your shares for shares of another Wells Fargo Fund, or redeem your shares, at any time before the proposed reorganization takes place. If you choose to do so, your request will be treated as a normal exchange or redemption of shares and may be a taxable transaction or subject to any applicable deferred sales charges. Shareholders can also continue to make new purchases into their Fund prior to the proposed reorganizations.

Q:	What will happen to the price of the Acquiring Fund on the day of the proposed reorganization?

A:	The price of the Acquiring Fund will be impacted by the performance of the securities in that portfolio that day. The proposed reorganization will not affect the price of the Fund.

Q:	Are the assets of the Target Fund moving “in-kind” or are they being liquidated and then moved into the Acquiring Fund?

A:	If shareholders approve the proposed reorganization, the assets of the Target Fund will be transferred “in-kind” into the Acquiring Fund.

Q:	How will the proposed reorganization affect the Fund’s expense ratio?

A:	The total gross and net fund expense ratios for the Acquiring Funds following the reorganization are expected to be the same or lower than the current total expense ratios of the Target Funds.

Q:	What is the difference between gross and net expenses?

A:	Gross expense ratios are the total operating expenses of a fund, representing what a shareholder would pay if no waivers or expense reimbursements were in place. Net Expense Ratios are the expense level a shareholder would actually pay, taking into account any fee waivers or expense reimbursements to which a Fund’s adviser has contractually committed.

Operational Issues

Q:	Will the historical performance record of the Funds change after the proposed reorganization?

A:	No. A Fund’s historical performance record does not change. However, only an Acquiring Fund’s historical performance record will be reported going forward.

Q:	Will shareholders of the Target Funds being reorganized receive new account numbers after the proposed reorganization?

A:	In most cases, the account numbers will not change. Fund numbers that identify various mutual funds, however, will change. In a rare situation where a Target Fund shareholder’s account number is already assigned to another shareholder in the Acquiring Fund, then a new account number will be given to the Target Fund shareholder’s account.

In the event that a shareholder has two different accounts for both the Acquiring Fund and the Target Fund, then the Target Fund shares will be exchanged into the existing Acquiring Fund account.

Q:	Whom can I call for additional information?

A:	If you have any questions about the proxy materials, or the Proposals, please call your trust officer, investment professional, or Wells Fargo Funds Investor Services at 1-800-222-8222. If you have any questions about how to vote your shares, or if you would like to do so by telephone, you may call 1-800-714-3305.

Wells Fargo Funds Management, LLC, a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for the Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds. The Wells Fargo Funds are distributed by Stephens Inc., Member NYSE/SIPC. Wells Fargo & Company and its affiliates are not affiliated with Stephens Inc.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

For internal use only. Not for use with the public.

SA WFF PXY (11/04)

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